Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration No. 333-214817 and 333-220015) and Form F-3 (333-212432 and 333-219614), of our report dated March 13, 2018, with respect to the consolidated financial statements of Cellect Biotechnology Ltd. (formerly: Cellect Biomed Ltd.), which appear in this Annual Report on Form 20-F for the year ended December 31, 2017.

/s/ Kost Forer Gabbay & Kasierer
Tel Aviv, Israel	KOST FORER GABBAY & KASIERER
March 19, 2018	A member of Ernst & Young Global